Exhibit 28 (h) (16) under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A
To the Financial Administration and Accounting Services Agreement
(revised as of 6/30/10)

Cash Trust Series II:
Federated Treasury Cash Series II